                                [CHRYSLER LOGO]

                                    BY-LAWS
                               (AS AMENDED AS OF
                               FEBRUARY 8, 1996)
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                                    BY-LAWS

                                       of

                              CHRYSLER CORPORATION

                               Table of Contents

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                                                       Page
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Article I. Stockholders.............................     1
     Section  1.  Annual Meeting....................     1
     Section  2.  Special Meetings..................     1
     Section  3.  Notice of Meetings................     1
     Section  4.  Quorum............................     2
     Section  5.  Qualifications to Vote............     2
     Section  6.  Organization......................     3
     Section  7.  Voting............................     3
     Section  8.  Inspectors........................     3
     Section  9.  Procedures Governing Business of
                  Meetings of Stockholders..........     4
     Section 10.  Notice of Stockholder
                  Nominations.......................     5
     Section 11.  Action by Consent.................     6
Article II. Board of Directors......................     8
     Section  1.  Number and Term of Office.........     8
     Section  2.  Removal and Vacancies.............     9
     Section  3.  Meetings and Consents in Lieu of
                  Meetings..........................     9
     Section  4.  Quorum............................     9
     Section  5.  Organization......................    10
     Section  6.  Compensation of Directors.........    10
     Section  7.  Independent Directors.............    10
Article III. Committees.............................    12
     Section  1.  Executive Committee...............    12
     Section  2.  Other Committees..................    12
     Section  3.  Alternate Members.................    13
     Section  4.  Committee Proceedings.............    13
     Section  5.  Compensation......................    13
Article IV. Officers................................    14
     Section  1.  Officers..........................    14

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
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                                                       Page
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     Section  2.  Powers and Duties of the Chairman
                  of the Board......................    14
     Section  3.  Powers and Duties of the Vice
                  Chairmen of the Board.............    15
     Section  4.  Powers and Duties of the
                  President.........................    15
     Section  5.  Powers and Duties of the Executive
                  Vice Presidents...................    15
     Section  6.  Powers and Duties of the Vice
                  Presidents........................    15
     Section  7.  Powers and Duties of the
                  Controller........................    15
     Section  8.  Powers and Duties of the
                  Treasurer.........................    15
     Section  9.  Powers and Duties of the
                  Secretary.........................    16
     Section 10.  Powers and Duties of Additional
                  Officers..........................    16
     Section 11.  Giving of Bond by Officers........    17
     Section 12.  Voting Upon Stocks................    17
     Section 13.  Compensation of Officers..........    17
Article V. Capital Stock -- Seal -- Fiscal Year.....    17
     Section  1.  Certificates for Shares...........    17
     Section  2.  Replacing Lost, Stolen, Destroyed
                  or Escheated Stock Certificates...    18
     Section  3.  Transfer of Shares................    19
     Section  4.  Regulations.......................    19
     Section  5.  Fixing of Record Dates............    19
     Section  6.  Dividends.........................    20
     Section  7.  Corporate Seal....................    20
     Section  8.  Fiscal Year.......................    20
     Section  9.  Issuance of Preferred Stock.......    20
     Section 10.  Purchase of Equity Securities.....    21
Article VI. Signing of Checks, Notes, etc...........    23
Article VII. Amendments.............................    23

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                                        1

                                    BY-LAWS

                                       OF

                              CHRYSLER CORPORATION

                                   ARTICLE I.

                                  STOCKHOLDERS

     Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as properly may be brought before the meeting.

     Section 2. Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called by the Board of Directors, the Chairman of the Board or a Vice Chairman of the Board. Any special meeting shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. Only such business shall be conducted at a special meeting as shall have been stated in the notice of the meeting as the purpose or purposes for the meeting.

     Section 3. Notice of Meetings. The Secretary shall give written notice of each meeting of the stockholders to the stockholders entitled to vote thereat not less than ten nor more than sixty days before the meeting, directed to each such stockholder at his address as it appears on the records of the Corporation and stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is called.

     When a meeting of stockholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting any business may be transacted which may have been transacted at the original meeting.

     Section 4. Quorum. At any meeting of the stockholders, the holders of a majority of all the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, by the Certificate of Incorporation or by these By-Laws for the purpose of a quorum, and in that case the representation of the number so required shall constitute a quorum.

     In the absence of a quorum, the Chairman of the meeting or the holders of a majority of the shares entitled to vote, present in person or by proxy, may adjourn the meeting from time to time, without notice other than by announcement at the meeting unless notice is required by Section 3 of this Article, until a quorum shall be obtained. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

     Section 5. Qualifications to Vote. The stockholders of record on the books of the Corporation at the close of business on the record date as determined in accordance with these By-Laws and only such stockholders shall be entitled to vote at any meeting of stockholders or any adjournment thereof.

     It shall be the duty of the Secretary to prepare and make at least ten days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary, business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the
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                                        3

meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 6. Organization. The Chairman of the Board or, in his absence, a Vice Chairman of the Board shall call meetings of the stockholders to order and shall act as Chairman of such meetings. In the absence of the Chairman of the Board and the Vice Chairmen of the Board, the stockholders present at any regular or special meeting shall elect a Chairman.

     The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary at any meeting of stockholders, the Chairman may appoint any person to act as Secretary of the meeting.

     Section 7. Voting. Subject to the provisions of the Certificate of Incorporation or of law, every stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock registered in the name of such stockholder upon the books of the Corporation, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. The vote for Directors and, upon the demand of any stockholder, the vote upon any matter before the meeting, shall be by ballot, and except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, all elections and matters before the meeting shall be decided by a plurality vote.

     Section 8. Inspectors. At each meeting of the stockholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two or more Inspectors. Such Inspectors shall be appointed by the Board of Directors before the meeting or, if no such appointment shall have been made, then by the presiding officer at the meeting. If, for any reason, any of the Inspectors previously appointed shall fail to attend, or refuse or be unable to serve, Inspectors in place
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                                        4

of any so failing to attend, or refusing or unable to attend, shall be appointed in like manner.

     Section 9. Procedures Governing Business of Meetings of Stockholders. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the l0th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 9. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 9, and if he should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 10. Notice of Stockholder Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible for election as Directors by the stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary, that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 11. Action by Consent. (a) Unless otherwise provided in the Certificate of Incorporation, any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation, subject to the provisions of subsections (b), (c), (d) and (e) of this Section 11, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation.

     (c) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be fixed by the Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall, as promptly as practicable, call a special meeting of the Board of Directors to be held as promptly as practicable, but in any event not more than 10 days following the date of receipt of such a request. At such meeting, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Notice of the record date shall be published in accordance with the rules and policies of the principal stock exchange in the United States on which securities of the Corporation are then listed. If no record date has been so fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (d) In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary shall provide for the safekeeping of such consents and revocations and shall, as promptly as practicable, engage nationally recognized independent Inspectors for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting shall be effective until such Inspectors have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.

     (e) For purposes of this Section 11, delivery to the Corporation shall be effected by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                  ARTICLE II.

                               BOARD OF DIRECTORS

     Section 1. Number and Term of Office. The business and property of the Corporation shall be managed and controlled by a Board of Directors consisting of one or more members which may have an office and keep the books of the Corporation (except as may be otherwise provided by law) in such place or places within or without the State of Delaware as the Board of Directors from time to time by resolution may determine. The number of Directors shall be fixed from time to time by the Board of Directors by resolution and the number so fixed shall constitute the whole Board of Directors. None of the Directors need be a stockholder of the Corporation and none need be a resident of the State of Delaware. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected by ballot at the annual meeting of the stockholders in the manner set forth in Article I of these By-Laws, and shall continue in office until the next annual meeting and until their successors shall have been elected and shall qualify. In case any increase in the number of Directors shall be effected at any time or from time to time by the Board of Directors pursuant to this Section, the additional offices so created may be filled as vacancies by affirmative vote of a majority of the Directors in office at the time such increase becomes effective. The Directors elected to such additional offices shall serve until the next annual meeting of the stockholders and until their successors have been elected and shall qualify.

     Section 2. Removal and Vacancies. The stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove any Director and fill the vacancy. Any vacancy not caused by such removal, and any vacancy caused by such removal and not filled by the stockholders at the meeting at which such removal shall have been made, may be filled by the affirmative vote of a majority of the Directors in office, although less than a quorum, when such vote is taken. The Director elected to fill the vacancy shall serve until the next annual meeting of stockholders and until his successor has been elected and shall qualify.

     Section 3. Meetings and Consents in Lieu of Meetings. Meetings of the Board of Directors shall be held on such dates, at such times and at such places within or without the State of Delaware as the Board by resolution may from time to time determine or as called by or at the order of the Chairman of the Board or a Vice Chairman of the Board or by one-third of the Directors then in office.

     The Secretary shall give notice of the date, time and place of each meeting by mailing the same at least two days before the meeting or by telegraphing the same at least one day before the meeting, to each Director, but such notice may be waived by any Director.

     Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if each of the Directors consents thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board.

     Section 4. Quorum. One-third of the whole Board of Directors shall constitute a quorum for the transaction of business and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. If at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. All Directors present at any meeting of the Board may be counted in determining the presence of a quorum for all purposes and for all matters before the meeting regardless of the interest a Director may have in any matter brought before the meeting.

     Section 5. Organization. At all meetings of the Board of Directors, the Chairman of the Board or, in his absence, a Vice Chairman of the Board shall preside. In the absence of the Chairman of the Board and a Vice Chairman of the Board, the Directors present shall appoint a Chairman of the meeting.

     Section 6. Compensation of Directors. Each Director not an officer or an employee of the Corporation shall be entitled to receive as compensation for his services an annual fee and, for each day on which he shall be present at any meeting of the Board of Directors, a meeting fee in amounts which the Board by resolution may from time to time determine. Each Director, whether or not an officer or employee of the Corporation, shall be entitled to reimbursement for all expenses incurred by him in attending any meeting of the Board of Directors. Such meeting fee and reimbursement for expenses shall be payable even though the meeting is adjourned because of the absence of a quorum.

     Section 7. Independent Directors. (a) A majority of the persons nominated by the Board of Directors or any stockholder for election as Directors at the annual meeting or any special meeting of stockholders of the Corporation shall be, on the earlier of the date of their nomination or designation as nominees, eligible to be classified as Independent Directors.

     (b) If the Board of Directors acts to increase the number of Directors pursuant to Section 1 of this Article or to fill vacancies pursuant to Section 2 of this Article, the majority of all Directors holding office immediately after such action shall have been eligible to be classified as Independent Directors on the earlier of the date of their nomination or designation as nominees for election as Directors.

     (c) For purposes of this Section 7, "Independent Director" shall mean a Director who is not:

     (i) an officer or senior executive employee of the Corporation (which, for purposes of this Section 7, shall include all corporations a majority of the voting stock of which is owned, directly or indirectly, by the Corporation) and who has not been an officer or senior executive employee of the Corporation within five years preceding the date of such person's nomination;

     (ii) affiliated with any entity having a business relationship with the Corporation so as to require description of such relationship pursuant to 17 CFR 229.404(b)(1)(2)(4) or (5), as in effect on June 10, 1993, in any proxy statement utilized to solicit proxies for the election of Directors at the annual meeting or any special meeting of stockholders of the Corporation;

     (iii) a party or related to a party to a personal services contract with the Corporation so as to require description of such contract pursuant to 17 CFR 229.404(a), as in effect on June 10, 1993, in any proxy statement utilized to solicit proxies for the election of Directors at the annual meeting or any special meeting of stockholders of the Corporation;

     (iv) affiliated, as contemplated by the Securities Exchange Act of 1934, as amended, with a tax-exempt entity that, during the Corporation's last fiscal year, received contributions from the Corporation in excess of the lesser of either three percent of the consolidated gross revenues of the Corporation during its last fiscal year or five percent of the total contributions received by such tax-exempt entity during its last fiscal year; or

     (v) the spouse, parent, sibling or child of any person who, if such person is or were to become a Director, would not qualify as an Independent Director under (i), (ii) or (iv) above; and

who is free of any other relationship which would, in the opinion of the Board of Directors, interfere with the exercise of independent judgment by such Director.

     (d) The Board of Directors shall have the exclusive right, power and authority to interpret and apply the provisions of this

Section 7 and, in interpreting and applying these provisions, the Board of Directors shall be entitled to rely on the completeness and accuracy of information furnished by or on behalf of any nominee for the purpose of enabling the Board of Directors to make such interpretations and applications. Any such interpretations and applications made in good faith shall be binding and conclusive upon all stockholders of the Corporation.

                                  ARTICLE III.

                                   COMMITTEES

     Section 1. Executive Committee. The Board of Directors, by a resolution passed by a majority of the whole Board, may appoint from among its members an Executive Committee, such members to serve at the pleasure of the Board. The number of Directors to be appointed as members of the Executive Committee shall be fixed from time to time by resolution of the Board. The Board shall designate one of the members of the Executive Committee as Chairman of the Executive Committee. The Executive Committee shall concern itself with all matters affecting the fiscal policies and financial affairs of the Corporation and shall have and may exercise, when the Board is not in session, all the powers of the Board in the management of the business and affairs of the Corporation, except that it shall not have any of the powers of the Board in connection with authorizing issuing shares of stock of the Corporation, electing or removing officers of the Corporation or members of Committees, declaring dividends, altering or amending the Certificate of Incorporation of the Corporation or altering, amending or repealing these By-Laws or any resolution of the Board of Directors that by its terms provides that the Executive Committee shall not alter, amend or repeal it. The Executive Committee may authorize the seal of the Corporation to be affixed to all papers that may require it.

     Section 2. Other Committees. The Board of Directors, by a resolution passed by a majority of the whole Board, may create from time to time additional committees to be constituted in such manner and to have such organization and powers as the Board of

Directors in such resolution shall provide. All of the members of any such committee having any of the powers of the Board of Directors shall be Directors, and the members of any such committee not having any of the powers of the Board of Directors need not be Directors.

     Section 3. Alternate Members. The Board of Directors, by a resolution passed by a majority of the whole Board, may designate alternate members of any committee who shall possess the same qualifications for eligibility as regular members and who may replace any absent or disqualified member at any meeting of the committee in the order, if any, designated in the resolution appointing such alternate members.

     Section 4. Committee Proceedings. A quorum for transacting business by any committee shall be one-third of the number of members of the committee as then constituted, not including the number of alternate members, but the alternate members present at any meeting shall be counted for the purpose of determining if a quorum is present at the meeting. The vote of a majority of the members, including alternate members sitting as members, present at a meeting at which a quorum is present shall be the act of the committee. All members present at any meeting of a committee may be counted in determining the presence of a quorum for all purposes and for all matters before the meeting regardless of the interest a member may have in any matter brought before the meeting. Each of the committees may appoint a secretary of the committee, who need not be a Director. Each of the committees shall have power to fix the date, time and place of holding its meetings and the method of giving notice thereof and to adopt its own rules of procedure. Each of them shall keep minutes of all its meetings which shall be open to the inspection of any Director at any time.

     Section 5. Compensation. Each member of a committee, and each alternate member of a committee, who is not an officer or an employee of the Corporation shall be entitled to receive, for his services as a member or as an alternate member of such committee, compensation in such amounts as the Board of Directors by resolution may from time to time determine. Each member of a committee, and each alternate member of a committee, whether or not an officer or an employee of the Corporation, shall be entitled to reimbursement for all expenses incurred by him in attending any meeting of such committee.

                                  ARTICLE IV.

                                    OFFICERS

     Section 1. Officers. The executive officers of the Corporation shall be a Chairman of the Board, one or more Vice Chairmen of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Controller, a Treasurer and a Secretary. Any number of offices may be held by the same person. All such officers shall be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. The Board of Directors may elect such other officers as they deem necessary, who shall have such authority and shall perform such duties as the Board of Directors from time to time prescribe. In its discretion, the Board of Directors may leave any office unfilled.

     Except as otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors, and all officers, agents and employees other than officers elected by the Board of Directors shall hold office at the discretion of the Committee or of the officers appointing them. Each of the salaried officers of the Corporation shall devote his entire time, skill and energy to the business of the Corporation unless the contrary is expressly assented to by resolution of the Board of Directors.

     Section 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall be the chief executive and policy officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of all the business and affairs of the Corporation. He shall preside at all meetings of the stockholders and of the Board of Directors. He shall from time to time secure information concerning the business and affairs of the Corporation and shall promptly lay such information before the Board of Directors or the Executive Committee. He shall communicate to the Board or the Executive Committee all matters presented by any officer of the Corporation for its consideration, and shall from time to time communicate to the officers such action of the Board of Directors or the Executive Committee as may in his judgment affect the performance of their official duties.

     Section 3. Powers and Duties of the Vice Chairmen of the Board. Each Vice Chairman of the Board shall have such powers and perform such duties as may from time to time be assigned to him by these By-Laws, the Board of Directors or the Chairman of the Board.

     Section 4. Powers and Duties of the President. The President shall have such powers and perform such duties as may from time to time be assigned to him by these By-Laws, the Board of Directors or the Chairman of the Board.

     Section 5. Powers and Duties of the Executive Vice Presidents. Each Executive Vice President shall have such powers and perform such duties as may from time to time be assigned to him by these By-Laws, the Board of Directors or the Chairman of the Board.

     Section 6. Powers and Duties of the Vice Presidents. Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him by these By-Laws, the Board of Directors or the Chairman of the Board.

     Section 7. Powers and Duties of the Controller. The Controller shall be the principal officer in charge of the accounts of the Corporation, and shall perform such duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

     Section 8. Powers and Duties of the Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which may have come into his hands; when necessary or proper, he may endorse or cause to be endorsed on behalf of the Corporation for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depository or depositories as may have been designated by the Board of Directors or the Executive Committee or by any officer authorized by the Board of Directors or the Executive Committee to make such designation; whenever required by the Board of Directors or Executive Committee he shall render a statement of the funds and securities of the Corporation in his custody; and he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors and the Executive Committee.

     Section 9. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he may sign with the Chairman of the Board, any Vice Chairman of the Board, the President, any Executive Vice President, or any Vice President, in the name of the Corporation, all contracts authorized by the Board of Directors or by any committee of the Corporation having the requisite authority and, when so ordered by the Board of Directors or such committee, he shall affix the seal of the Corporation thereto; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the Executive Committee shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application at the office of the Corporation during business hours; and he shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors and the Executive Committee.

     Section 10. Powers and Duties of Additional Officers. The Board of Directors or the Executive Committee may from time to time by resolution delegate to any Assistant Controller or Controllers, any Assistant Treasurer or Treasurers and/or any Assistant Secretary or Secretaries, elected by the Board, any of the powers or duties herein assigned to the Controller, the Treasurer or the Secretary, respectively.

     Section 11. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as said Board may require.

     Section 12. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, any executive officer shall have full power and authority on behalf of the Corporation to attend, in person or by proxy, and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at or in connection with any such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

     Section 13. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as may be determined from time to time by the Board of Directors or, if the Board of Directors shall so authorize and direct, by a committee of the Board of Directors.

                                   ARTICLE V.

                      CAPITAL STOCK -- SEAL -- FISCAL YEAR

     Section 1. Certificates for Shares. The certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board or a Vice Chairman of the Board and also by the Treasurer or an Assistant Treasurer and shall not be valid unless so signed. If a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as though he were such officer, transfer agent or registrar at the date of issue.

     All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered in the Corporation's books.

     Except as hereinafter provided, all certificates surrendered to the Corporation shall be cancelled and no new certificates shall be issued until former certificates for the same number of shares of the same class shall have been surrendered and cancelled.

     Section 2. Replacing Lost, Stolen, Destroyed or Escheated Stock Certificates. The Board of Directors of the Corporation, or any officer or officers of the Corporation to whom the Board of Directors has delegated authority, may authorize any transfer agent of the Corporation to issue at any time and from time to time until otherwise directed new certificates of stock in the place of certificates previously issued by the Corporation, alleged to have been lost, stolen or destroyed, upon receipt by the transfer agent of (a) evidence of loss, theft or destruction (which may be the affidavit of the applicant), (b) an undertaking to indemnify the Corporation and any transfer agent and registrar of stock of the Corporation against claims that may be made against it or them on account of the lost, stolen or destroyed certificate or the issue of a new certificate, of such kind and in such amount (which may be either a fixed or open amount) as the Board of Directors or authorized officer or officers shall have authorized the transfer agent to accept generally or as the Board of Directors or such officer or officers shall approve in particular cases, and (c) any other documents or instruments that the Board of Directors or an authorized officer or officers may from time to time require.

     The Board of Directors of the Corporation, or any officer or officers of the Corporation to whom the Board of Directors has delegated authority, may authorize any transfer agent of the Corporation to issue at any time and from time to time until otherwise directed new certificates of stock, in the place of certificates previously issued by the Corporation, representing shares of stock of the Corporation which, together with all unclaimed dividends thereon, are claimed and demanded by any State of the United States in accordance with escheat laws, or unclaimed or abandoned property laws which contain a statutory provision which relieves the issuing corporation, and any transfer agent, registrar or other person acting for the corporation from all liability to any person or from any loss or damage resulting from the issuance and delivery of any such replacement certificates to the State.

     Section 3. Transfer of Shares. A transfer book shall be kept by the Corporation or by one or more agents appointed by it, in which the shares of the capital stock of the Corporation shall be transferred. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for a like number of shares.

     Section 4. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

     The Board of Directors may appoint one or more transfer agents and registrars of transfers and may require all stock certificates to bear the signature of one of the transfer agents and of one of the registrars of transfers so appointed.

     Section 5. Fixing of Record Dates. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent, which is the subject of Article 1, Section 11 of these By-Laws), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. Dividends. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may declare dividends from the surplus of the Corporation or from the net profits arising from its business.

     Subject to the provisions of the Certificate of Incorporation of the Corporation, the dividends on any class of stock of the Corporation, if declared, shall be payable on dates to be fixed by the Board of Directors.

     If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

     Section 7. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by the Treasurer, any Assistant Secretary or any Assistant Treasurer.

     Section 8. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and terminate on the thirty-first day of December in each year.

     Section 9. Issuance of Preferred Stock. The Corporation shall not, without the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at a meeting of the Corporation's stockholders and entitled to vote on the matter (or, in the case of action by consent, the consent or consents required under Section 11 of
Article I of these By-Laws), issue for cash Preferred Stock having voting power (or convertible into stock having voting power) in excess of 10% of the voting power represented by all voting stock (as defined in Section 203 of the Delaware General Corporation Law) immediately subsequent to such issuance, to any person, entity or group, which issuance is made in response to a pending or threatened unsolicited attempt to acquire all of the capital stock of the Corporation by a person, entity or group and which acquisition attempt is not recommended to the stockholders of the Corporation by the Board; provided, however, that this
Section 9 shall not apply, and no stockholder approval shall be required by this
Section 9, with respect to any issuance of Preferred Stock for the purpose of raising capital, acquiring another business or for other business purposes (such as meeting then existing stock issuance obligations); and provided further that this Section 9 shall remain subject to the continuing fiduciary duties of the Board of Directors to the Corporation and its stockholders.

     Section 10. Purchase of Equity Securities. (a) Vote Required for Certain Acquisitions of Securities. Except as set forth in subsection (b) of this
Section 10, in addition to any other vote of stockholders required by any provision of law, the Certificate of Incorporation or By-Laws of the Corporation, or any policy adopted by the Board of Directors, neither the Corporation nor any Subsidiary shall knowingly, directly or indirectly, purchase or otherwise acquire any Chrysler Equity Security of any class or classes at a price which is in excess of the highest Market Price of such Chrysler Equity Security on the largest principal national securities exchange in the United States on which such security is listed for trading on the date that such transaction is effected by the Corporation, from any Interested Person (i.e., any Person who is the direct or indirect Beneficial Owner of more than one percent (1%) of the aggregate voting power of the Voting Shares of the Corporation), without the affirmative vote of the holders of a majority of the Voting Shares present in person or represented by proxy at a meeting of the stockholders of the Corporation and entitled to vote thereon, excluding Voting Shares beneficially owned by such Interested Person, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise.

     (b) When a Vote Is Not Required. The provisions of subsection (a) of this
Section 10 shall not be applicable with respect to:

     (i) any purchase, acquisition, redemption or exchange of Chrysler Equity Securities, the purchase, acquisition, redemption or exchange of which, at the time any such transaction is entered into, is provided for in the Corporation's Certificate of Incorporation (including any resolution or resolutions of the Board of Directors providing for the issuance of Preferred Stock by the Corporation);

     (ii) any purchase or other acquisition of Chrysler Equity Securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (or any successor provisions to such Exchange Act, rules or regulations);

     (iii) any purchase or acquisition of Chrysler Equity Securities made pursuant to an open market purchase program which has been approved by the Board of Directors;

     (iv) any purchase or acquisition of Chrysler Equity Securities made from, or any purchase or acquisition of Chrysler Equity Securities made pursuant to or on behalf of, an employee benefit plan maintained by the Corporation or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

     (c) Interpretation of this By-Law. The Board of Directors shall have the exclusive right and power to interpret the provisions of this By-Law, including, without limitation, the adoption of written definitions of terms used in this By-Law (any such definitions shall be filed with the Secretary, and such definitions as may prevail shall be made available to any stockholder upon written request); any such interpretation made in good faith shall be binding and conclusive upon all holders of Chrysler Equity Securities.

                                  ARTICLE VI.

                         SIGNING OF CHECKS, NOTES, ETC.

     All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed by such officer or officers or employee or employees of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors or by any officer of the Corporation authorized by resolution of the Board of Directors to make such determinations.

                                  ARTICLE VII.

                                  AMENDMENTS.

     Except as provided in the Certificate of Incorporation of the Corporation, these By-Laws may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any meeting the notice of which shall have stated the amendment of the By-Laws as one of the purposes of the meeting. Any By-Laws adopted by the Board of Directors may be altered, amended or repealed by the stockholders at any annual meeting or at any special meeting, provided that notice of such proposed alteration, amendment or repeal shall have been given in the notice of the meeting.

                            ------------------------

                                  CERTIFICATE

     I, the undersigned Assistant Secretary of Chrysler Corporation, do hereby certify that the foregoing is a true and complete copy of the By-Laws of Chrysler Corporation, including all amendments, as the same are in force at the date hereof.

     In Witness Whereof, I have hereunto subscribed my name and affixed the seal
of Chrysler Corporation, this        day of             , 19  .

                                      ------------------------------------------
                                                Assistant Secretary